UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: January 3, 2013

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware 1-2691 13-1502798 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 3, 2013, counsel for AMR Corporation ("AMR") and certain of AMR's direct and indirect domestic subsidiaries, including American Airlines, Inc. (the "Company") and AMR Eagle Holding Corporation (collectively, the “Debtors”), delivered a letter to the Office of the United States Trustee for the Southern District of New York (the “Letter”). The Letter is attached hereto as Exhibit 99.1.
Cautionary Statement Regarding the Debtors' Ultimate Value
The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Letter, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Debtors, including the Company's securities. No assurance can be given as to the ultimate value, if any, that may be ascribed to the Debtors' various securities, including AMR's equity securities. Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities or other claims of the Debtors.
Cautionary Statement Regarding Forward-Looking Statements
This current report on Form 8-K and the exhibit hereto contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the impact of the Debtors' bankruptcy filings, the Company's ability to successfully implement its chosen plan of reorganization, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and interest rates, and the potential impact of volatile and rising fuel prices and impairments. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit Number                Description

99.1	Letter dated January 3, 2013, delivered to Brian S. Masumoto, Trial Attorney for the U.S. Department of Justice, Office of the United States Trustee, Southern District of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: January 8, 2013

EXHIBIT INDEX

Exhibit 99.1	Description Letter dated January 3, 2013, delivered to Brian S. Masumoto, Trial Attorney for the U.S. Department of Justice, Office of the United States Trustee, Southern District of New York.

Weil, Gotshal & Manges LLP

VIA ELECTRONIC MAIL	767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

January 3, 2013	Harvey R. Miller +1 (212) 310-8500 harvey.miller@weil.com

Brian S. Masumoto, Esq.
Trial Attorney
U.S. Department of Justice
Office of the United States Trustee
Southern District of New York
33 Whitehall Street
New York, New York 10004

Re:	In re AMR Corporation, et al. - Case No. 11-15463 (SHL)
Dear Mr. Masumoto:
Reference is made to our letters dated December 20, 2011 and January 10, 2012, respectively. Those letters were responsive to inquiries made by your office as to the request made by a shareholder of record of AMR Corporation (Mr. Simon Mark Tabashnick) for the appointment of an equity committee in the pending chapter 11 cases. Reference also is made to related correspondence concerning the shareholder request from Skadden Arps Slate Meagher & Flom LLP, as attorneys for the Official Committee of Unsecured Creditors of AMR, et al. (UCC). On behalf of the Debtors, our letters opposed the appointment of an equity committee on the primary ground that there did not appear to be a substantial likelihood that [equity holders of AMR] would receive any meaningful distribution in the chapter 11 cases under a strict application of the absolute priority rule. In addition, we noted that equity holders appeared able to adequately represent their interests in the chapter 11 cases without an official statutory committee.
Since January of 2012, the Debtors have made remarkable progress in stabilizing their businesses and improving their prospects. As you know from media reports, the Debtors, the UCC and others are currently in the process of exploring strategic alternatives to effectuate the reorganization of the Debtors, as contemplated by the provisions of chapter 11 of the Bankruptcy Code. In that connection, it appears that the value of the Debtors has significantly appreciated. Depending upon the ultimate strategic alternative adopted and pursued, there exists a reasonable possibility that there may be value for AMR equity holders consistent with the absolute priority rule.
Accordingly, and in the interests of full transparency, we have concluded that it is appropriate to advise you of the change in circumstances concerning the potential economic interests of AMR equity holders.
Should you have any questions concerning the above, please do not hesitate to contact us.
Respectfully,
Harvey R. Miller
/s/ Harvey R. Miller
HRM/jp

cc:	Via Electronic Mail
John W. Butler, Esq.
Tracy Hope Davis, Esq.
Jay M. Goffman, Esq.
Stephen Karotkin, Esq.
Gary F. Kennedy, Esq.
Kathryn L. Koorenny, Esq.
Alfredo Perez, Esq.
Mr. Simon Mark Tabashnick